Exhibit 4.37

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Mail-Well I Corporation

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST:  That at a meeting of the Board of Directors of Mail-Well I Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

The name of the corporation (hereinafter called the “corporation”) is:  Cenveo Corporation

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Mail-Well I Corporation has caused this certificate to be signed by Mark. L. Zoeller, an Authorized Officer, this 13th day of May 2004.

By:	/s/Mark L. Zoeller
Authorized Officer
Title:	Vice Pres., Gen. Csl. & Secretary

Name:	Mark L. Zoeller
Print or Type

CERTIFICATE OF CORRECTION FILED TO CORRECT
CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT
OF Mail-Well 1 Corporation
FILED IN THE OFFICE OF THE SECRETARY OF STATE
OF DELAWARE ON September 11, 1995.

Mail-Well 1 Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1.                                       The name of the corporation is Mail-Well 1 Corporation.

2.                                       That a Certificate of amendment was filed by the secretary of State of Delaware on September 11, 1995 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.                                       The inaccuracy or defect of said Certificate to be corrected is as follows:  the name was incorrectly stated in the document as Mail-Well 1 Corporation, the specific error being that the name contains the number “1” as opposed to the Roman Numeral “I”.

4.                                       Article First of the CERTIFICATE is corrected to read as follows:  That the sole stockholder of the Company, pursuant to a written consent signed and effective as of August 23, 1995, adopted the following resolutions, proposing and declaring advisable and in the best interests of the Company the amendment to the Certificate of Incorporation of the Company set forth in such resolutions:

RESOLVED, that the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), be amended by deleting Article I in its entirety and substituting the following therefor:

The name of the corporation is Mail-Well I Corporation.

IN WITNESS WHEREOF, said Mail-Well 1 Corporation has caused this Certificate to be signed by Roger Wertheimer its V.P.-General Counsel and attested by Jana L. Brown its V.P.-Controller, this 28th day of August 1996.

Mail-Well 1 Corporation

		By:	/s/ Roger Wertheimer
Roger Wertheimer

ATTEST

By:	/s/ Jana L. Brown
Jana L. Brown

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MAIL-WELL CORPORATION

Mail-Well Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“Company”), does hereby certify:

FIRST:  That the sole stockholder of the Company, pursuant to a written consent signed and effective as of August 23, 1995, adopted the following resolutions, proposing and declaring advisable and in the best interests of the Company the amendment to the Certificate of Incorporation of the Company set forth in such resolutions:

RESOLVED, that the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), be amended by deleting Article 1 in its entirety and substituting the following therefor:

The name of the corporation is Mail-Well I Corporation.

SECOND:  That the aforesaid amendment was duly adopted by the sole stockholder of the Company in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Mail-Well Corporation has caused this Certificate of Amendment to be signed by Paul V. Reilly as Vice President-Finance and Chief Financial Officer this 23rd day of August, 1995.

MAIL-WELL CORPORATION

By	/s/ Paul V. Reilly
Paul V. Reilly
Vice President-Finance and
Chief Financial Officer

CERTIFICATE OP INCORPORATION
OF
MAIL-WELL CORPORATION

ARTICLE I

The name of the corporation is Mail-Well Corporation.

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, County of Kent, Delaware 19901.  The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $.01 per share.

The exclusive voting power of the corporation shall be vested in the common stock of the corporation.  Each share of common stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the corporation.

ARTICLE V

The corporation shall indemnify its directors and officers, and may indemnify its employees and agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware if any such person is made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.

ARTICLE VI

A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.  Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE VII

The number of directors which shall constitute the whole board of directors shall be fixed from time to time by the bylaws of the corporation.

ARTICLE VIII

The name and mailing address of the person who is to serve as the initial director of the corporation until the first annual meeting of stockholders of the corporation, or until his successors are elected and qualified, are set forth below:

Name	Address

William C. Oehmig	Eight Greenway Plaza, Suite 702 Houston, Texas 77046

ARTICLE IX

The name and mailing address of the incorporator are as follows:

Name	Address

Michael L. Friedman	711 Louisiana St., Suite 2900 South Tower Pennzoil Place Houston, Texas 77002

ARTICLE X

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, alter or repeal the bylaws of the corporation.

ARTICLE XI

Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in the bylaws.  The books of the corporation may be kept (subject to any provision contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

ARTICLE XII

The corporation may amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the

State of Delaware and may add additional provisions authorized by such laws as are then in force.  All rights conferred upon the directors or stockholders of the corporation herein or in any amendment hereof are granted subject to this reservation.

I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of November, 1993.

/s/ Michael L. Friedman
Michael L. Friedman